UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                December 28, 2007

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                               JADE ART GROUP INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                   333-137134                   71-1021813
           ------                   ----------                   ----------
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)

                             #35, Baita Zhong Road,
             Yujiang County, Jiangxi Province, P.R. of China 335200
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          (Address of Principal Executive Offices, including Zip Code)

                               011-86-701-5881082
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

      Jade Art Group Inc. (the "Company" or "we") declared a three-for-one (3:1) forward stock split, in the nature of a share dividend, with respect to the shares of our common stock issued and outstanding at the close of business on December 28, 2007 (the "Record Date"), whereby each holder of record of our common stock at the Record Date receives three (3) shares of common stock for every one (1) share of common stock held of record by such holder as of the Record Date (the "Share Dividend"). The Share Dividend is payable immediately following the Record Date.

      As of the Record Date, a total of 79,980,000 shares of our common stock were issued and outstanding. Giving effect to the issuance of an aggregate of 159,960,000 shares under the Share Dividend, a total of 239,940,000 shares of our common stock will be issued and outstanding immediately following payment of the Share Dividend.

      The Share Dividend was previously approved by our board of directors on December 7, 2007.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2007                      JADE ART GROUP INC.


                                              By: /s/ Hua-Cai Song
                                                  ------------------------------
                                                  Name:  Hua-Cai Song
                                                  Title: Chief Executive Officer


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